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                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of DSET Corporation:

Our audits of the consolidated financial statements referred to in our report dated March 29, 2000, which appears in this Annual Report on Form 10-K, also included an audit of the financial statement schedule listed in Item 14(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.



PricewaterhouseCoopers LLP


Florham Park, New Jersey
March 29, 2000